Exhibit 99.1

Cimarex Provides Mid-Year Operations Update and Schedules Second Quarter 2003 Conference Call

Wednesday,  July 16, 2003

DENVER - Cimarex Energy Co. (NYSE:  XEC) today provided an update of operations and production volume guidance.

Operations Update

The Company is pursuing an active drilling program for 2003. During the first six months, 74 wells were drilled, with another 134 wells scheduled for the last half of the year.

The majority of exploration and development activity in the first half of the year has been in the Mid-Continent region, mainly in the Anadarko basin of Oklahoma and the Hardeman basin of north Texas. The Company has drilled 59 wells in the region, with an additional 100 wells forecasted to be drilled during the second half of the year.  The focus of this upcoming activity will include ongoing drilling in the Anadarko basin, acceleration of the program in the Hardeman area, and new projects in the Texas Panhandle and Mountain Front play in southern Oklahoma.

The Company continues to be active in the Gulf Coast area, comprised of south Louisiana and coastal Texas, as well as the Mississippi Salt basin.  To date, 13 wells have been drilled.  An additional 22 wells are planned for this region during the second half of 2003.

Cimarex’s Western region is focusing on the Williston basin in North Dakota and Montana, and the Sacramento basin of California.  Plans for the region anticipate the drilling of 12 wells during the second half of the year, versus 2 wells during the first half.

Cimarex currently has 14 drilling rigs working on Company operated properties.  This compares to an average of 5 rigs during the first six months of 2003.  The Company plans to average 12 operated rigs through the remainder of the year.  The 134 additional wells to be drilled during the second half of 2003 should provide the opportunity for growth in proved reserves and production.

Production Volume Guidance for 2003

First-half 2003 capital expenditures for exploration and development approximated $56 million, or 37 percent of total estimated annual expenditures of $150 million.  The beginnings of the drilling program were slower than originally anticipated.  As such, though the projects and potential reserves remain in place, forecasted oil and gas production volumes for 2003 need to be revised.  Second quarter aggregate production should average approximately 170 MMcfe per day, comprised of 132 MMcf per day of gas and 6,450 barrels of oil per day.  Production for the third quarter should total 170-175 MMcfe per day, with fourth quarter production averaging 175-185 MMcfe per day.  These new estimates represent an approximate 5 percent decrease from the original annual projected range of 180-190 MMcfe per day.

Conference Call

Cimarex has scheduled its second-quarter 2003 conference call and web cast for Wednesday, August 6, 2003 at 11 a.m. Mountain Time.  Earnings will be released that morning before the stock market opens.

To access the live, interactive conference call, dial 800-881-5262 about ten minutes before the scheduled start time and refer to Cimarex Energy Co.  The listen-only web cast of the call will be accessible via www.cimarex.com.

Subsequent to the live event, recordings will be available via the Cimarex website or by calling 800-642-1687.  The dial-in replay conference code is 1537353.

Cimarex Energy Co. is an independent natural gas and crude oil exploration and production company with operations focused in Mid-Continent and Gulf Coast regions of the U.S.

This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Any such projections or statements reflect the Company’s current view with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected.  A discussion of important factors that could cause actual results to differ materially from those projected are included in the Company’s Registration Statement on Form S-4. the Annual Report on Form 10-K for year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission.